Exhibit 99.1

For Further Information Contact:

Clyde R. Wallin
Chief Financial Officer and Treasurer
Phone: (408) 934-7500
Fax: (408) 935-7600

Sipex Receives Nasdaq Delisting Notification

(Milpitas, CA — May 23, 2005) - Sipex Corporation (NASDAQ: SIPX) today announced that on May 17, 2005 it received a Nasdaq Staff Notification stating the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company has not yet filed its Quarterly Report on Form 10-Q for its quarterly period ended April 2, 2005 and that the Nasdaq Listing Qualifications Panel would consider the filing delinquency in rendering a determination regarding the Company’s continued listing on The Nasdaq National Market.

This notice is in addition to the notice previously delivered to the Company on April 5, 2005 regarding the Company’s failure to timely file its Annual Report on From 10-K for the fiscal year ended January 1, 2005.

The Company addressed the issues related to the delays in filing its Quarterly Report on Form 10-Q for the period ended April 2, 2005 and its Annual Report on From 10-K for the fiscal year ended January 1, 2005, and the Company’s request for continued listing on The Nasdaq National Market, at an oral hearing before the Nasdaq Listing Qualifications Panel on May 19, 2005. The outcome of the hearing is pending and there can be no assurance that the hearing panel will grant the Company’s request for continued listing.

As previously announced, the Company has commenced an internal investigation into potential improper recognition of revenue during its fiscal year ended December 31, 2003 and the interim periods covered therein and its fiscal quarters ended April 3, 2004, July 3, 2004 and October 2, 2004. That investigation remains ongoing and, as a result, the Company is currently unable to estimate when it expects to file its Annual Report on Form 10-K for the fiscal year ended January 1, 2005, its Quarterly Report on Form 10-Q for the quarter ended April 2, 2005 or announce the financial results for such periods.

About Sipex

Sipex Corporation is a semiconductor company that designs, manufactures and markets high performance, value-added analog integrated circuits (ICs). Sipex serves the broad analog signal processing market with interface, power management and optical storage ICs for use in automotive, portable products, computing, communications, and networking infrastructure markets. The Company is headquartered in Milpitas, California with additional offices in Belgium, Canada, China, Germany, Japan, Taiwan and the UK. Sipex sells products direct and through its distribution channels. For more information about Sipex, visit www.sipex.com.

Forward-Looking Statements

This press release contains forward-looking statements, as defined under Federal Securities Laws. These forward-looking statements include the statements regarding the Company’s expectations as to the timing of the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2005, its Annual Report on Form 10-K for the fiscal year ended January 1, 2005, the results of its May 19, 2005 hearing before the

Nasdaq Listing Qualifications Panel regarding its request for continued listing on The Nasdaq National Market, and the timing, results and effect of the Company’s internal investigation and of the Company’s restatement of its financial statements and the potential delisting of its common stock from The Nasdaq National Market. These statements are just predictions and are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. These risks include, but are not limited to, (i) additional actions resulting from the Company’s continuing internal audit committee investigation, as well as the review and audit by the Company’s independent registered public accountants of its financial statements, including any possible restated financial statements, and actions resulting from discussions with or required by the Securities and Exchange Commission and Nasdaq; (ii) the Company failing to obtain a stay from the delisting of its securities; (iii) in the event the Company is successful in obtaining a stay from delisting and an extension to file its Annual Report on Form 10-K and Quarterly Report on Form 10-Q from Nasdaq, the Company still may not be able to comply with the Nasdaq listing requirements and may, at the end of the extension period, if any, be delisted; (iv) failure to comply with Section 404 of Sarbanes-Oxley in a timely fashion or at all; (v) identification by the Company or its auditors of material weaknesses or significant deficiencies in our internal controls and procedures and/or documentation thereof; and (vi) other events and other important factors disclosed previously and from time to time in the Company’s filings with the Securities and Exchange Commission. Sipex assumes no obligation to update the information in this press release.

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